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                                                                      EXHIBIT 21
                                      Subsidiaries of
                           American Electric Power Company, Inc.
                                  As of December 31, 2003

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree. Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

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                                                                   Percentage
                                                                   of Voting
                                                                   Securities
                                                                    Owned By
                                                Location of         Immediate
Name of Company                                Incorporation         Parent
American Electric Power Company, Inc.             New York
American Electric Power Service Corporation       New York           100.0
AEP C&I Company, LLC                              Delaware           100.0
AEP Coal, Inc.                                    Nevada             100.0
AEP Communications, Inc.                          Ohio               100.0
AEP Energy Services, Inc.                         Ohio               100.0
AEP Generating Company                            Ohio               100.0
AEP Desert Sky LP, LLC                            Delaware           100.0
AEP Investments, Inc.                             Ohio               100.0
Mutual Energy L.L.C.                              Delaware           100.0
AEP Power Marketing, Inc.                         Ohio               100.0
AEP T&D Services, LLC                             Delaware           100.0
AEP Pro Serv, Inc.                                Ohio               100.0
AEP Texas POLR, LLC                               Delaware           100.0
AEP Resources, Inc.                               Ohio               100.0
Appalachian Power Company                         Virginia            98.7 (a)
  Cedar Coal Co.                                  West Virginia      100.0
  Central Appalachian Coal Company                West Virginia      100.0
  Central Coal Company                            West Virginia       50.0 (b)
  Southern Appalachian Coal Company               West Virginia      100.0
Columbus Southern Power Company                   Ohio               100.0
  Colomet, Inc.                                   Ohio               100.0
  Conesville Coal Preparation Company             Ohio               100.0
  Simco Inc.                                      Ohio               100.0
  Ohio Valley Electric Corporation                Ohio                 4.3 (e)
    Indiana-Kentucky Electric Corporation         Indiana            100.0
Franklin Real Estate Company                      Pennsylvania       100.0
Indiana Michigan Power Company                    Indiana            100.0
  Blackhawk Coal Company                          Utah               100.0
  Price River Coal Company, Inc.                  Indiana            100.0
Kentucky Power Company                            Kentucky           100.0
Kingsport Power Company                           Virginia           100.0
Ohio Power Company                                Ohio                99.2 (c)
  Cardinal Operating Company                      Ohio                50.0 (d)
  Central Coal Company                            West Virginia       50.0 (b)
Ohio Valley Electric Corporation                  Ohio                39.9 (e)
  Indiana-Kentucky Electric Corporation           Indiana            100.0
Wheeling Power Company                            West Virginia      100.0
AEP Utilities, Inc.                               Delaware           100.0
  AEP Texas Central Company                       Texas              100.0 (f)
    CPL Capital I                                 Delaware           100.0
    AEP Texas Central Transition Funding LLC      Delaware           100.0 (g)
  Public Service Company of Oklahoma              Oklahoma           100.0
    PSO Capital I                                 Delaware           100.0
  Southwestern Electric Power Company             Delaware           100.0
    The Arklahoma Corporation                     Arkansas            47.6
    SWEPCo Capital I                              Delaware           100.0
    SWEPCo Capital Trust I                        Delaware           100.0 (h)
    Southwestern Arkansas Utilities Corporation   Arkansas           100.0
    Dolet Hills Lignite Company, LLC              Delaware           100.0
  AEP Texas North Company                         Texas              100.0 (i)


Notes:
a. 13,499,500 shares of Common Stock, all owned by parent, have one vote each and 177,839 shares of Preferred Stock, all owned by the public, have one vote each.
b. Owned 50% by Appalachian Power Company and 50% by Ohio Power Company. c. 27,952,473 shares of Common Stock, all owned by parent, have one vote each and 238,954 shares of Preferred Stock, all owned by the public, have one vote each.
d. Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.
e. American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9% and 4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.
f.  Central Power and Light Company changed its name to AEP Texas Central
    Company.
g. CPL Transition Funding LLC changed its name to AEP Texas Central Transition Funding LLC.
h.  SWEPCo Capital Trust I was incorporated on August 15, 2003.
i.  West Texas Utilities Company changed its name to AEP Texas North Company.
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